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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 2, 2000

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                                WYANT CORPORATION
             (Exact name of registrant as specified in its charter)




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
                    New York                                       11-2236837
 (State or other jurisdiction of incorporation)       (I.R.S. Employer Identification No.)

                              Commission File Number 0-8410

1170 U.S. Highway 22 East, Suite 203, Bridgewater, NJ                08807
     (Address of principal executive offices)                      (Zip Code)


                                     (514) 636-9926
                  (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

     On October 2, 2000, Wyant Corporation (the "Company") announced that in the course of preparing for the pending sale of the Company to Perkins Papers Ltd., it had discovered potential accounting irregularities in its subsidiary located in Tennessee, IFC Disposables, Inc.

     The Company, having just discovered the potential accounting irregularities, is currently pursuing an intensive investigation. Although the investigation is not yet complete, it appears that the financial results of IFC Disposables, Inc. and therefore of the Company, have been overstated in the period of January 1, 1997 through June 30, 2000, in the amount of approximately U.S. pre-tax $1.2 million, of which approximately U.S. pre-tax $427 thousand relates to the period of January 1,2000 through June 30, 2000. The potential irregularities relate primarily to the understatement of operating costs. There is no assurance that the amount of U.S. pre-tax $1.2 million will not change following completion of the investigation.

     As previously disclosed, the Company and Perkins Papers Ltd. have entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") whereby Perkins Acquisition Corp. ("Perkins"), a wholly-owned subsidiary of Perkins Papers Ltd., has made a tender offer for all of the issued and outstanding shares of common stock of the Company for US $4.00 per share in cash, which offer is currently scheduled to expire at 12:00 am New York City time on Thursday, October 5, 2000. Under the Merger Agreement, promptly following the tender offer, Perkins would merge with the Company resulting in the Company becoming a wholly-owned subsidiary of Perkins Papers Ltd. The Company has informed Perkins of the potential accounting irregularities.

     As described in Perkins' Offer to Purchase which was filed with the Securities and Exchange Commission on Schedule TO on September 8, 2000 and subsequently amended on September 21, 2000 and September 25, 2000, the Merger Agreement permits Perkins to not consummate the tender offer and the merger if certain representations and warranties of the Company made in the Merger Agreement are not true and correct in all material respects and have resulted in a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole. The Company is not yet able to determine whether there has been a material breach of a representation or warranty that would result in a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole. However, no assurances can be given that such an event has not occurred. Perkins has advised the Company that it is considering the information that has been provided to it by the Company as well as its position under the Merger Agreement and will respond as quickly as possible.

     The Company terminated the employment of James Dykes, President of IFC Disposables, Inc.

     The information set forth in the press release attached hereto as Exhibit
99.1 is incorporated herein by reference in its entirety.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

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Exhibit           Description
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
  99.1            Press Release dated October 2, 2000.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     WYANT CORPORATION



                                     By: /s/  Marc D'Amour
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                                     Name:    Marc D'Amour
                                     Title:   Vice President, Chief Financial
                                              Officer and Treasurer

DATE:  October 3, 2000